UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2007

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    On March 20, 2007, Champion Industries, Inc. (“Champion”) and United Bank, Inc. entered into a Second Allonge to Revolving Credit Note dated March 1, 2007, amending the Revolving Credit Agreement dated August 1, 2003 (the “Agreement”) between those parties as amended July 1, 2005 pursuant to the second amendment to Revolving Credit Agreement. The Agreement was filed as Exhibit 10.4 to Form 10-K dated January 19, 2004, filed on January 26, 2004 and the second amendment was file as Exhibit 10.1 to Form 8-K dated July 11, 2005 filed July 11, 2005. The amendment extends the maturity date of the Agreement from July 31, 2008 to July 31, 2010, and is filed as Exhibit 10.1 to this report.  The discussion of the execution of a Second Allonge to Revolving Credit Note is incorporated herein by reference from “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant."

Item 9.01. Financial Statements and Exhibits.
(c) The exhibit listed on the Exhibit Index on page 3 of this Form 8-K is filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: March 20, 2007
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Second Allonge to Revolving Credit Agreement between Champion Industries, Inc. and United Bank, Inc.

Exhibit 10.2	$10,000,000 Promissory Note by and between Champion Industries, Inc. and United Bank, Inc.